EXHIBIT 10.20

Loan Agreement

PHILBOOK PTY LTD A.C.N. 134 228 907

(Lender)

APPLE ISPORTS GROUP, INC

(Borrower)

Level 2, 454 Nepean Highway

Frankston Victoria 3199

Tel: (03) 9783 2323

Ref: JPF 451159E

LOAN AGREEMENT

THIS AGREEMENT is made on 31 October 2025

BETWEEN:
PHILBOOK PTY LTD ACN: 134 228 ·907 of 3 MAGNOLIA WAY MOUNT MARTHA VIC 3934
("Lender")
AND
APPLE ISPORTS GROUP, INC of 100 Spectrum Center Drive, Suite 900 Irvine CA 92618
("Borrower")

RECITALS

A	The Borrower has asked the Lender to lend money to the Borrower

B	The Lender has agreed to lend the sum of three hundred and fifty thousand dollars (AUD $350,000.00) to the Borrower.

C	The Borrower and Lender wish to record the terms of the loan in this Agreement.

IT IS AGREED

1. INTERPRETATION

1.1 Definitions

In this Agreement, including the recitals, unless the context otherwise requires:

"business day" means a weekday on which the major Australian banks are open for business in Melbourne;

"Borrower" includes the executors, administrators, successors, transferees and assigns of the Borrower and where there are two or more persons comprised in the Borrower includes each or any of such persons, their or any of their executors, administrators, successors, transferees and assigns;

"Claims" means any claims including actions, complaints, debts, demands, dues, proceedings, suits or other legal recourse (whether in contract or tort, at law or in equity or under statute) and including any causes of action or rights to bring or make any such claim;

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"Insolvency Event" means with respect to a person;

(a)

the person is dissolved, wound up or placed into bankruptcy or an order is made by a court or an application is made to a court for an order or a resolution is passed or the person gives notice of its intention that the person be dissolved, wound up or placed into bankruptcy;

(b)

a liquidator, provisional liquidator or trustee in bankruptcy is appointed in respect to the person or any property of the person or an application is made to a court for an order that a liquidator, provisional liquidator or trustee in bankruptcy be appointed in respect of the person or any property of the person;

(c)	a controller or administrator is appointed in respect of the property of the person or takes possession or gains control of any property of the person;

(d)

except to reconstruct or amalgamate while solvent, the person enters into, or resolves to enter into, a scheme arrangement, administration, deed of company arrangement or composition with or assignment for the benefit of, all or any class of its creditors, or it proposes a reorganisation, moratorium or other administration involved with any of them;

(e)	the person is or states that it is insolvent or an insolvent under administration each is defined in the Corporations Act;

(f)	as a result of the operation of Section 459F (1) of the Corporations Act the person is taken to have failed to comply with a statutory demand;

(g)

execution or other process issued on a judgement, decree order of a court (whether an Australian court or not) in favour of a creditor against a person, or another person authorised to be sued as nominal defendant on behalf of the person is returned wholly or partly unsatisfied, or the person makes a statement from which it may be reasonably deduced that such an event has occurred;

(h)	the person takes any step to obtain protection or is granted protection from its creditors under any applicable legislation; or

(i)	anything analogous or having a substantially similar effect to any of the events specified above happens under the law of any applicable jurisdiction.

"lender" includes the successors, transferees and assigns of the Lender;

"liability" includes a present, prospective, future or contingent liability.

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"loss" means any loss, damage, debt, cost, charge, expense, fine, outgoing, Liability that a party pays, suffers or incurs or is liable for, including all:

(a)	Liabilities on account of Tax;
(b)	interest, penalties and other amounts payable to third parties;
(c)	legal and other professional fees and expenses (on a full indemnity basis) and other costs incurred in connection with investigating, defending or settling any Claim; and
(d)	all amounts paid in settlement of any Claim.

"loan" means the advance of three hundred and fifty thousand Australian dollars (AUD $350,000.00), made under this Agreement;

"person" includes a corporation, an incorporated body, an unincorporated body, a committee, a firm and a partnership;

"Principal Monies" means:

(a)	the Loan;

(b)	plus any further advances made by the lender to the Borrower (in the discretion of the Lender);

{c)	plus any interest that has accrued under this Loan Agreement in previous calendar months and not been paid;

(d)	plus all other Monies payable by the Borrower to the Lender which pursuant to the provisions of this Agreement are to be part of the Principal Monies; and

(e)	minus any portion of the Principal Monies which has been repaid.

"Repayment Date" means the earlier of:

(a)

2 Business Days after the lender gives the Borrower written notice to repay the Principal Monies, provided that such notice cannot be given until six (6) months after the advance of the Loan (or part thereof) under this agreement; and

(b)	the date the Principal Monies become due under clause 8.

Tax or Taxation means:

(a)

any tax, levy, impost, deduction, charge, rate, compulsory loan, withholding or duty by whatever name called, levied, imposed or assessed under the Tax Acts or any other statute, ordinance or law by any Governmental Agency (including profits tax, property tax, interest tax, income tax, tax related to capital gains, tax related to the franking of dividends, bank account debits tax, fringe benefits tax, sates tax, payroll tax, superannuation guarantee charge, group or Pay as You Go withholding tax and land tax);

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(b)	unless the context otherwise requires, Stamp Duty and GST; and

(c)	any interest, penalty, charge, fine or fee or other amount of any kind assessed, charged or imposed on or in respect of the above.

"Tax Acts" means the Income Tax Assessment Act 1936 (Cth) and the Income Tax Assessment Act 1997 (Cth).

1.2 General

In this Agreement, unless the context requires otherwise:

(a)

a reference to any legislation or legislative provision includes any statutory modification or re-enactment of, or any legislative provision substituted for and any subordinate legislation under, that legislation or legislative provision;

(b)	the singular includes the plural and vice versa;

(c)	a reference to an individual or person includes a corporation, firm, partnership, joint venture, association, authority, trust state or government and vice versa;

(d)	a reference to any gender includes all genders;

(e)	a reference to any agreement or document is to that agreement or document (and, where applicable, any of its provisions) as amended, novated, restated or replaced from time to time; and

(f)	where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning.

2. LOAN

The Lender agrees to advance and the Borrower agrees to accept the Loan on the terms of this Agreement. The Lender may draw the loan down in one or more tranches by providing a written drawdown request to the Lender specifying the amount required, the account in which to deposit it and the date by which it is required.

3. INTEREST

Subject to clause 5, the Borrower agrees to pay the Lender interest on the balance of the Principal Monies at the rate of 18% per annum .Interest is calculated daily on the balance of the Principal Monies outstanding on each day and capitalised and payable in arrears on the Repayment Date (or upon earlier repayment, if the loan is repaid earlier).

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4. REPAYMENT

4.1 The Borrower agrees to repay the balance of the Principal Monies to the Lender on the Repayment Date.

4.2 The Borrower may repay all or any part of the Principal Monies at any time after the expiry of 60 days from the date of the first advance of the Loan, provided that the Borrower gives fourteen (14) days' written notice to the Lender.

4.3 All repayments shall be made at the time and place and in the manner reasonably required by the Lender.

4.4 All repayments shall be made in immediately available funds and without set-off, counterclaims, conditions or (unless otherwise required by law) deductions or with holdings.

4.5 All payments made by the Borrower will be allocated in the following order:

(a)	first, to outstanding costs if any;

(b)	the balance to outstanding interest, if any; and

(c)	the balance to the Principal Monies.

5. INTEREST ON DEFAULT

If any one or more of the events referred to in clause 8 occur, in addition to the rights of the Lender under clause 8, interest will be payable pursuant to clause 3 at a rate of 27% per annum in lieu of the rate set under clause 3 from when the event of default occurs until when it is remedied or the Principal Monies are paid in full.

6. COVENANTS BY BORROWER

The Borrower must:

(a)	duly and punctually observe and perform every obligation on its part contained in or implied by this Agreement;

(b)	pay all costs, charges and expenses including:

(i)	all legal and professional fees associated with the preparation and execution of this Agreement up to a maximum of AUD $4000 inc. GST;

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(ii)	all legal and other professional fees on a full indemnity basis paid or payable by the Lender for or in relation to the protection and enforcement of this Agreement;

(iii)	stamp duty (including penalties and interest) and registration fees relating to this agreement; and

(iv)

all Goods and Services Tax and all other fees, duties, taxes, charges and imposts whether governmental or otherwise payable by the Borrower or the Lender in respect of this Agreement or in respect of any loans, advances, credit or other facilities secured or in respect of any transaction contemplated or entered into or in respect of the receipt, payment, transfer or deposit of any money payable by the Borrower under this Agreement, and the same shall be paid from the Loan;

(c)

execute or obtain the execution of and do or cause to be done all such lawful assurances and things as the Lender may in its discretion deem necessary for further or more satisfactorily securing the Principal Monies and ensuring repayment of the Principal Monies to the Lender;

(d)

notwithstanding any judgment given or order made in favour of the Lender for all of any of the Principal Monies, continue to pay interest at the rate charged or chargeable by the Lender in respect of the Principal Monies immediately prior to the entry of such judgment or the making of such order or at such other rate as may for the time being or from time to time be properly charged or chargeable by the Lender in respect of the Principal Monies; and

(e)

promptly give written notice to the Lender of any occurrence of which the Borrower becomes aware which might reasonably be regarded as likely to have an adverse effect upon the ability of the Borrower to perform any of the Borrower's obligations under this Agreement.

(f)	must indemnify and forever keep fully indemnified the Lender at all times against any and all Losses that are:

(i)	suffered or incurred by the Lender as a result of the Borrower's default of this agreement; and

(ii)	caused directly by any Event of Default or any breach of this agreement by the Borrower.

7. WARRANTIES

The Borrower warrants that:

(a)	it is under no legal disability or restraint affecting its capacity to enter into this Agreement with the Lender;

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(b)	this Agreement has been and will be validly executed and delivered by the Borrower; and

(c)

the Borrower will notify the lender within seven (7) days of any default by the Borrower in the performance or observance of any covenant or agreement contained in any security, guarantee, indemnity or any other agreement for banking or other financial services entered into by the Borrower with any other bank or other financial institution for the time being in force notwithstanding that such default may be waived by such bank or other financial institution.

8. EVENTS OF DEFAULT

The Principal Monies shall immediately become due and payable at the option of the Lender without the necessity for any demand or notice being given by the Lender to the Borrower unless stated otherwise on the happening of any one or more of the following events:

(a)	the Borrower fails to pay any costs, interest or part of the Principal Monies when due;

(b)	the Borrower fails to perform or observe any condition, covenant or other obligation on its part contained in or implied by this Agreement;

(c)	an Insolvency Event occurs in relation to the Borrower;

(d)

the Borrower defaults in the performance or observance of any covenants or agreements on its part contained in or implied by·any agreement or security for banking or other financial institution and for the time being in force and in the case of a default which is capable of being remedied, it has not been remedied within the period specified in a notice in writing given to the Borrower by the Lender (being not less than fourteen (14) days) requiring that such default be remedied;

{e)

any statement, representation or warranty made to the Lender by or on behalf of the Borrower or made in any certificate, report or opinion given or delivered to the Lender either generally or in any agreement on which the Lender placed reliance in agreeing to grant any advance, proves to be incorrect or misleading in any respect which the Lender considers to be material;

(f)

without the prior consent in writing of the lender, the Borrower creates or purports or attempts to create any mortgage, charge or encumbrance of any nature whatsoever which might rank in priority to or pari passu with this Agreement;

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(g)

the Borrower stops payment to creditors and does not remedy this default within the period specified in a notice in writing given to the Borrower by the Lender (being not less than fourteen (14) days) requiring that such default be remedied;

(h)

the Borrower fails to pay when due any duty or tax imposed by any State or Commonwealth Government government department or statutory authority and does not remedy this default within the period specified in a notice in writing given to the Borrower by the Lender (being not less than fourteen (14) days) requiring that such default be remedied; or

(i)	this Agreement or any part of it is found or declared to be void, voidable or unenforceable.

9. POWER OF ATTORNEY

The Borrower irrevocably appoints the Lender, including its agents and assigns, as its attorney to immediately or at any time after the occurrence of an Event of Default, exercise in the name of the Borrower, all rights, powers and remedies of the lender expressed or implied in this Agreement or in any other Security to which the Borrower is a party and to receive any monies payable to the Borrower in respect of the property, including but not limited to any insurance compensation, or other claim payment, and to do at any time, anything required to be done considered by the Lender to be necessary and to execute any document necessary in regard to such matters.

10. ASSIGNMENT

10.1 The Lender may transfer or assign this Agreement or the benefits thereof.

10.2 Unless it has the prior written consent of the lender, the Borrower may not transfer or assign this Agreement or the benefits thereof .

11. PROOF OF CERTAIN MATTERS

11.1 In exercising any of the powers conferred upon the Lender by this Agreement or by statute or by the general law or otherwise, it shall not be necessary to prove the propriety or regularity thereof or whether any demand has been made or time allowed or notice given or any default made or continued or event happened or into any matter or thing precedent or otherwise to the exercise of the power.

11.2 A certificate signed by the Lender stating that a specified sum of money is owing or owing and payable under this Agreement, or that any one or more of the events mentioned or referred to in clause 8 have happened, or specifying any other matter of a factual nature which is relevant to any of the rights or obligations of the Lender or of the Borrower under this Agreement shall be admissible in any proceeding and shall be conclusive evidence of the matter so stated or specified in such certificate.

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12. LENDER'S RIGHTS NOT AFFECTED

12.1 A failure by the Lender at any time or from time to time:

(a)	to make demand for the Principal Monies or any part of it;

{b)	to enforce a right conferred by this Agreement; or

(c)	to exercise a discretion conferred by this Agreement ;

will not prejudice or in any way affect the ability of the Lender at any time or from time to time in the future to make any such demand, enforce any such right or exercise any such discretion.

12.2 The Lender may at any time without prejudice to this Agreement and without discharging or in any way affecting the Lender's rights:

(a)	determine, vary or increase any accommodation or facility the repayment of which is provided for directly or indirectly by this Agreement;

(b)

deal with, exchange, release, discharge, modify or abstain from protecting or enforcing any securities, guarantees or rights which the Lender may now or in the future have from or against the Borrower or any other person;

(c)	compound or make any other arrangements with the Borrower or any other person; or

(d)	do any other thing whatsoever which would but for this provision have the effect of prejudicing this Agreement or in any way affecting any of the Lender's rights against the Borrower.

12.3 This Agreement shall be valid and fully enforceable according to its terms against any executing party notwithstanding that there may be failure to execute by the Lender or by any other person intended or in contemplation as a party hereto or that there may be a defect in the manner of execution of it by any party or that this Agreement may for any other reason be unenforceable against any person who may be a party or intended or contemplated as a party.

13. NOTICES

13.1 All notices to be given to a party to this Agreement shall be in writing and shall be deemed to have been sufficiently served on the receiving party if sent by email (on the day sent if before 5pm), prepaid mail or hand delivered to the receiving party's address specified at the commencement of this Agreement (or to such other address as may be notified by a party to the other party in accordance with this Clause) .

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13.2 All notices shall be deemed served three days after the date of posting or, if hand delivered, on the actual date of receipt or on the day the email is sent I received before 5pm and on the next day if received after 5pm).

14. INCONSISTENCY

Where there is any dispute or ambiguity between the terms of this Agreement or the terms of any other agreement or any other documents relating to this matter, the terms of this Agreement shall apply.

15. SEVERABILITY

The provisions of this Agreement are and shall be construed as divisible and severable to the effect that if any provisions of this Agreement shall at any time be found or declared void or voidable by any party or invalid, unenforceable or illegal the remaining provisions of this Agreement shall not be affected and shall remain valid, binding and enforceable.

16. GOVERNING LAW

This Agreement shall be read and construed in accordance with the law for the time being in force in the State of Victoria and in the event of any dispute under or by virtue of this Agreement which shall involve legal proceedings the parties submit to the exclusive jurisdiction of the courts of that State and to the jurisdiction of any courts competent to hear appeals therefrom .

17. BINDING EFFECT

The terms, conditions, provisions and undertakings of this Agreement shall be binding upon and inure for the benefit of each of the parties, their respective heirs, personal representatives, successors and permitted assigns.

18. COUNTERPARTS

This document may be executed in a number of counterparts and the counterparts taken together shall be deemed to constitute one and the same Agreement.

19. ENTIRE AGREEMENT

19.1 This Agreement constitutes the entire agreement between the Lender, on the one hand, and the Borrower, on the other hand, as to its subject matter.

19.2 The parties acknowledge that there is no other understanding, agreement, warranty, representation or indemnity, whether express or implied and whether given or reached prior to or at the same time as this Agreement, in any way relating to these provisions or any other matters to which this Agreement relates, other than any warranty implied by statute the operation of which cannot be excluded.

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20. ELECTRONIC EXCHANGE

20.1 Delivery of an executed counterpart of this agreement by facsimile, or by email in pdf or other image format, will be equally effective as delivery of an original signed hard copy of that counterpart.

20.2 If a party delivers an executed counterpart of this agreement under clause 20.1:

(a)	it must also deliver an original signed hard copy of that counterpart, but failure to do so will not affect the validity, enforceability or binding effect of this agreement; and
(b)	in any legal proceedings relating to this agreement, each party waives the right to raise any defence based upon any such failure.

EXECUTED AS A DEED

lender

Executed as a Deed by PHILBOOK PTY LTD A.C.N 134228 907 pursuant to Section 127 of the Corporations Act 2001 by being signed by those persons who are authorised to sign for the company.

Sole Director /Secretary _____________________________ Full name GRANT BOOKER

Usual Address  49 PARDALOTE RISE RED HILL VIC 3937 ____________________________________________

Borrower

Executed as a Deed by APPLE ISPORTS GROUP, INC pursuant to Section 127 of the Corporations Act 2001 by being signed by those persons who are authorised to sign for the company.

/s/ Joe Martinez

Director Chairman & CEO Full name Joe Martinez

Usual Address 100 Spectrum Center Dr. Suite 900, Irvine, CA 92618

/s/ Marino Sussich

Director /Secretary  Founder Full name Marino Sussich

Usual Address 100 Spectrum Center Dr. Suite 900, Irvine, CA 92618

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